SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 18, 2010

BIOPHARM ASIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-25487	88-0409159
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China	134115
(Address of principal executive offices)	(Zip Code)

011-86-435-5211804
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

    On June 18 , 2010, BioPharm Asia, Inc. (the “Company”), through China Northern Pharmacy Holding Group Limited (“CNPH”), its wholly owned subsidiary, entered into an agreement to acquire all of the outstanding shares of Beijing Zhihe Ruikang Hospital Management Ltd. from Mr. Zhiyu Liu for 2,400,000 RMB, or approximately $350,000. A copy of the agreement is annexed hereto as Exhibit 10.1.

    Beijing Zhihe Ruikang Hospital Management Ltd. is a hospital management services company which has managed approximately 30 Chinese hospitals.

    It is anticipated that a closing of the transaction will occur in early July 2010.

Item 7.01  Regulation FD Disclosure.

    On June 18, 2010, the Company issued a press release reporting that it had entered into an agreement to acquire all of the outstanding shares of Beijing Zhihe Ruikang Hospital Management Ltd. A copy of the press release is attached hereto as Exhibit 99.1.

    The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01  Exhibits.

Exhibit No.	Description

10.1
Share Transfer Agreement dated June 18, 2010 between China Northern Pharmacy Holding Group Limited and Mr. Zhiyu Liu for the acquisition of all of the shares of Beijing Zhihe Ruikang Hospital Management Ltd. (translated into English).

99.1	Press Release: BioPharm Asia, Inc. to Acquire Beijing Zhihe Ruikang Hospital Management Ltd.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARM ASIA, INC.

Dated: June 18, 2010	By:	/s/ Wenzhong Qin
Wenzhong Qin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Share Transfer Agreement dated June 18, 2010 between China Northern Pharmacy Holding Group Limited and Mr. Zhiyu Liu for the acquisition of all of the shares of Beijing Zhihe Ruikang Hospital Management Ltd. (translated into English).

99.1	Press Release: BioPharm Asia, Inc. to Acquire Beijing Zhihe Ruikang Hospital Management Ltd.